Exhibit 99.1

CHILEAN COBALT CORP. ENTERS OFFTAKE ARRANGEMENT WITH

GLENCORE ON LA COBALTERA AND EL COFRE PROJECTS

BERWYN, PA – (November 13, 2025) – Chilean Cobalt Corp. (OTCQB: COBA) (“Chilean Cobalt” or the “Company”) is pleased to announce that it has entered into an offtake arrangement, pursuant to a Deed of Undertaking, with a wholly-owned subsidiary of Glencore plc (LSE: GLEN) (together, with its subsidiaries, “Glencore”). The Company will provide Glencore with an irrevocable and exclusive right to purchase up to 100% of cobalt and/or copper containing products at and/or derived from the Company’s La Cobaltera and El Cofre projects in northern Chile, as well as any other materials, metals and/or byproducts produced and/or derived from the La Cobaltera and El Cofre projects (the “Materials”), for the life of mine.

Both parties anticipate that of any Materials sold to Glencore in the future, the majority of the cobalt and copper intermediate product stream will be shipped into the United States (“US”) for processing and refining.

“This marks a significant milestone for Chilean Cobalt as we advance the La Cobaltera and El Cofre projects and work to establish an Americas-focused cobalt supply chain,” said Duncan T. Blount, Chairman and CEO of Chilean Cobalt. “We believe that working with Glencore, one of the world’s leading producers and marketers of cobalt and copper, will satisfy a key condition precedent as we pursue strategic project financing, and positions us to accelerate project development, while supporting the growing demand for secure and responsibly sourced critical minerals.”

In addition, Glencore is expected to provide strategic support for development of Chilean Cobalt’s La Cobaltera Phase 1 cobalt-copper project, and to collaborate on new initiatives aimed at developing US-based processing and refining capabilities for metal products and/or battery materials.

Through this relationship, Chilean Cobalt will leverage Glencore’s global expertise and extensive network as one of the world’s leading producers and marketers of cobalt, with established extraction and processing operations worldwide.

About Chilean Cobalt Corp.

Chilean Cobalt Corp. is a US-based critical minerals exploration and development company focused on the La Cobaltera and El Cofre projects in northern Chile, one of the world’s few primary cobalt districts. Chilean Cobalt is committed to creating ecological and social value for all stakeholders; economic value for Chile and the Chilean communities in which it operates; and financial value for its shareholders.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Examples of forward-looking statements, include, among others, statements the Company makes regarding its ability to leverage the industry expertise and collaborate on new initiatives with Glencore, ability to establish “Proven” or “Probable” Reserves, as defined by the SEC under Industry Guide 7, through the completion of a Definitive Feasibility Study for the minerals that the Company seeks to produce and offer for offtake and the inherent risks of mining, exploration, development, and processing operations that may negatively impact the business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Chilean Cobalt Corp.

Duncan T. Blount Chairman & CEO

Duncan.Blount@chileancobaltcorp.com